Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Spirit Airlines, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Voting Common Stock, $0.0001 par value per share (3)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Non-Voting Common Stock, $0.0001 par value per share (3)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Preferred Stock, $0.0001 par value per share (4)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Debt Securities (5)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Pass Through Certificates	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Warrants (6)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Rights	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Purchase Contracts (7)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Units (8)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	N/A-	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		(2)
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							(2)
(1) An unspecified aggregate initial offering price and number or amount of the securities of each identified class of securities is being registered for possible offering from time to time at indeterminate prices. The proposed maximum offering price per security will be determined from time to time by the registrants in connection with, and at the time of, offering by the registrants of the securities registered hereby. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are offered in units. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Securities may be denominated in U.S. dollars or the equivalent thereof in foreign currency or currency units. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), to defer payment of all of the registration fee.

(2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all applicable registration fees required in connection with this registration statement and will pay such fees on a “pay-as-you-go” basis.
(3) Shares of voting common stock or non-voting common stock may be issued in primary or secondary offerings or upon conversion of debt and other securities of the registrant registered hereby. Pursuant to Rule 416 under the Securities Act, shares of voting common stock or non-voting common stock being registered hereby include such indeterminate number of shares as may be issuable with respect to the shares being registered hereby as a result of stock splits, stock dividends or similar transactions.
(4) Preferred Stock may be issued in primary or secondary offerings or upon conversion of debt securities registered hereby.
(5) Debt securities may be issued in primary or secondary offerings or upon conversion of debt securities registered hereby.
(6) Warrants may be issued in primary or secondary offerings. Warrants may be issued representing rights to purchase shares of common stock, preferred stock or debt securities of the registrant (as shall be designated by the registrant at the time of any such offering) registered hereby.
(7) Rights may be issued to purchase shares of common stock and/or any of the other securities of the registrant registered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between the registrant and a bank or trust company, as rights agent.
(7) Purchase contracts may be issued for the purchase and sale of any securities of the registrant registered hereby.
(8) Units may be issued that may consist of any combination of the other securities of the registrant registered hereby.